UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 9, 2008

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

                        001-11001                                                                                                                                06-0619596

            (Commission File Number)                                                                                          (IRS Employer Identification No.)

            3 High Ridge Park, Stamford, Connecticut                                                                                                      06905

                (Address of principal executive offices)                                                                                                        (Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

As Frontier Communications Corporation (the “Company”) previously reported on a Current Report on Form 8-K filed on November 26, 2008, Donald Shassian, Executive Vice President & Chief Financial Officer of the Company, presented at the 2008 UBS Global Media & Communications Conference in New York, New York on December 9, 2008. At the conference, Mr. Shassian announced that the Company had increased its synergy estimate from its March 2007 acquisition of Commonwealth Telephone Enterprises from $40 million to $45 million annually.

UBS will automatically webcast the audio portion of the presentation live and by replay, via the UBS Investment Bank website. In order to access the webcast please visit the following URL and follow the directions below:

www.ibb.ubs.com

Click on the “Conferences” icon.

Click on the “Webcast” icon next to the 36th Annual Global Media and Communications Conference heading.

The replay of the presentation will begin 3 hours after the actual presentation, and will be available until January 9, 2009. Access to this site is public (not password protected).

A copy of Mr. Shassian’s presentation is available on the Company’s website at www.frontieronline.com/investorrelations under “Webcasts & Presentations.”

The information furnished in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date:	December 9, 2008	By:	/s/ Robert J. Larson
Robert J. Larson Senior Vice President and Chief Financial Officer

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